Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE

PRINCIPAL USD$2,000,000

(THIS NOTE REPRESENTS THE FIRST TRANCHE OF USD$2,000,000 DRAWN
DOWN FROM THE USD$7,000,000 CREDIT FACILITY PROVIDED BY THE LENDER
TO THE BORROWER SIGNED BETWEEN THE LENDER AND THE BORROWER.)

October 9, 2015

1.	PROMISE TO PAY

For value received, the undersigned HELIUS MEDICAL TECHNOLOGIES, INC. (the “Borrower”) promises to pay to A&B (HK) Company Limited (the “Lender”) at Unite 2106, 21/F Island Place Tower No. 510 King’s Road North Point, Hong Kong, or at such other place as the Lender may direct in writing, the aggregate principal sum of Two Million Dollars (USD$2,000,000) in lawful money of the United States of America (the “Principal Amount”) in the manner hereinafter provided, together with interest in the same currency which may from time to time be owing hereunder or pursuant hereto.

2.	DUE DATE

The Principal Amount then outstanding under this Note together with all accrued interest shall be due and payable six (6) months from the date of signing (the “Maturity Date”):

3.	SENIORITY

This Note shall rank pari passu to all other present and future unsubordinated and unsecured senior indebtedness of the Borrower.

4.	INTEREST

The Borrower shall pay the Lender interest (the “Interest”) on the Principal Amount outstanding from time to time at a rate of 6.0% per annum. Interest shall be calculated on the basis of the actual number of days elapsed, payable in arrears not in advance, on the basis of a 365-day year. The Borrower shall pay the Lender accrued and unpaid interest in cash of the Borrower at the Maturity Date unless such Note has been converted into common shares according to this document prior to the Maturity Date.

5.	PREPAYMENT

(a)	Mandatory Prepayment.

In the event of a change in control prior to the conversion of the Note, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into common shares pursuant to this document, shall be due and payable immediately prior to the closing of such change in control.

(b)

Voluntary Prepayment. Except as provided in Section 5(a) above, the principal amount or interest accrued on this Note may not be prepaid prior to the Maturity Date without the written consent of the Lender.

6.	CONVERSION OF NOTE

Both parties agree, upon the signature of this document, the Borrower shall undertake best efforts to convert all of the Principal Amount and accompanying accrued Interest then outstanding under this Note into common shares (“Shares”) of the Borrower at a conversion price equal to USD$0.96 (the “Conversion Price”) as soon as possible.

Both parties further agree, upon the conversion of the Note, the Borrower shall issue another warrant certificate to the Lender, according to which, the Borrower issue the common share purchase warrants at the quantity of half of the Shares issued to the Lender (“Warrant”). Each Warrant shall entitle the holder to purchase one (1) additional Share from the Borrower at a price of USD $1.44 per Share for a period of three (3) years from the date of issuance of the Shares and Warrants (the “Issuance Date”).

Conversion Procedures. To convert this Note, the Lender must surrender this Note to the Borrower with the form of conversion notice attached hereto as Schedule “A” (the “Conversion Notice”), executed by the Lender evidencing the Lender’s agreement to convert this Note. The Lender shall be deemed to be the holder of the Shares and Warrants as of the Issuance Date. As soon as practicable but no later within one (1) month after the Lender surrenders this Note to the Borrower for conversion, the Borrower shall issue and deliver to the Lender the certificates respectively representing the Shares and the Warrants, to which the Lender shall be entitled upon such conversion, including a check payable to the Lender for any cash amounts payable as described below. The Conversion Shares will (i) have been duly authorized, validly issued, fully paid and nonassessable and (ii) be of the same type and class of securities as those existing common shares of the Borrower. Upon the conversion and registration of the Lender in the register of members of the Borrower in accordance with the applicable laws and regulations as well as the terms and conditions of this document, the Lender will acquire good and valid title to the Shares, free and clear of any lien. Subject to hereinafter section 10, upon receipt of the Conversion Notice, the Borrower covenants and agrees to take all actions as shall be necessary to properly authorize the Shares and Warrants as shall be necessary to give full effect to the conversion privileges of the Lender.

Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Borrower issuing any fractional shares to the Lender upon the conversion of this Note, the Borrower shall pay to the Lender an amount equal to the result obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Borrower shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Borrower for cancellation.

Reservation of Shares Issuable Upon Conversion. The Borrower shall reserve and keep available out of its authorized but unissued Shares and Warrants solely for the purpose of effecting the conversion of this Note such number of the Shares and Warrants as shall be sufficient to effect the conversion of this Note.

7.	EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)

Failure to Pay. The Borrower shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within three (3) Business Days of the Borrower’s receipt of written notice to the Borrower of such failure to pay;

(b)

Breaches of Covenants. The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 7(a) above) and such failure shall continue for five (5) Business Days after the Borrower’s receipt of written notice by the Lender of such failure;

(c)

Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing in connection with this Note, or as an inducement to the Lender to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d)

Other Payment Obligations. Defaults shall exist under any financing agreements of the Borrower with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Borrower, in each case, in an aggregate amount in excess of US$2 million;

(e)

Voluntary Bankruptcy or Insolvency Proceedings. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(f)

Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement;

(g)

Judgments. A final non-appealable judgment, verdict or government order from any Governmental Authority (including without limitation, the Ministry of Finance) for the payment of money in excess of US$2 million shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Group Companies, and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; and

(h)

Breach of the Asset Purchase Agreement between the Lender and NeuroHabilitation Corporation (“NHC”). The Borrower with its affiliate NHC breach the Asset Purchase Agreement in material respect will constitute the Event of Default under this Section.

8.	RIGHTS OF THE LENDER UPON DEFAULT.

Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 7(e) or 7(f)) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare all outstanding obligations payable by the Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Sections 7(e) and 7(f), immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Lender may exercise any other right, power or remedy granted to it by the Asset Purchase Agreement or other agreements between both parties or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

9.	PRICING SCENARIOS FOR THE REMAINING USD$5,000,000 DRAWN DOWN FROM THE FACILITY

Both the Lender and the Borrower hereby agree that, for a period of six (6) months (the “Draw Down Period”) from the date of the Issuance Date (as defined above), the Borrower shall have the right to draw down part or all of the remaining USD$5.0 million from the Facility based on the following three pricing scenarios:

(a)

At any time during the 6-month Draw Down Period when the volume weighted average closing price (“VWAP”) of the Shares of the Borrower for any period of 30 consecutive trading days is above USD$0.96 and below USD$2.00, the Borrower can elect to draw down part or all of the remaining USD$5.0 million by way of issuing new common shares (the “New Shares”) with the aggregate amount of up to USD$5.0 million at a price of USD$0.96 per New Share. Upon the issuance of the New Shares, the Borrower shall issue another warrant certificate to the Lender, according to which, the Borrower issue the common share purchase warrants at the quantity of half of the New Shares issued to the Lender (“New Warrant”). Each whole New Warrant entitles the holder to purchase one (1) additional Share from the Borrower for a period of three (3) years at a price of USD$1.44 per Share.

(b)

At any time during the 6-month Draw Down Period when the VWAP of the Shares of the Borrower for any period of 15 consecutive trading days is above USD$2.00, the Borrower can elect to draw down part or all of the remaining USD$5.0 million by way of issuing the New Shares with the aggregate amount of up to USD$5.0 million at a price of USD$1.5 per New Share. Upon the issuance of the New Shares, the Borrower shall issue another warrant certificate to the Lender, according to which, the Borrower issue the common share purchase warrants at the quantity of half of the New Shares issued to the Lender (“New Warrant”). Each whole New Warrant entitles the holder to purchase one (1) additional Share from the Borrower for a period of three (3) years at a price of USD$2.25 per Share.

(c)

At any time during the 6-month Draw Down Period when the VWAP of the Shares of the Borrower for any period of 30 consecutive trading days is below USD$0.96, the Borrower can elect to draw down part or all of the remaining USD$5.0 million by way of issuing new common shares (the “New Shares”) with the aggregate amount of up to USD$5.0 million at a price equals to the VWAP for such period of 30 consecutive trading days. Upon the issuance of the New Shares, the Borrower shall issue another warrant certificate to the Lender, according to which, the Borrower issue the common share purchase warrants at the quantity of half of the New Shares issued to the Lender (“New Warrant”). Each whole New Warrant entitles the holder to purchase one (1) additional Share from the Borrower for a period of three (3) years at a price of the Price of New Share multiplied by a 50% premium.

(d)

In the event that scenarios in Section (a) and/or Section (b) and/or Section (c) can be applied simultaneously, for example, the VWAP of the Shares of the Borrower for any period of 15 consecutive trading days is above USD$2.00, but for any period of 30 consecutive trading days including such 15 consecutive trading days is above USD$0.96 and below USD$2.00, or is below USD$0.96, the scenario with a lower Conversion Price shall be applied.

(e)

No matter according to which Scenario the Borrower draws down part or whole of the remaining USD$5.0 million and issues the New Shares and New Warrants to the Lender, the Borrower undertakes to provide a board seat to the Lender.

(f)	The calculation of the VWAP shall be based on the aggregate trading volume of the Shares trading in the US market and Canadian market, with the trading price to be converted into USD$.

(g)

The Borrower hereby acknowledge and warrant that, to its knowledge, the pricing schemes as described in the three pricing scenarios above are compliant to the Canadian Securities Exchange Policies and Procedures and all other applicable rules and regulations in Canada and the United States. In the event that the Canadian Securities Exchange Policies and Procedures have any restriction on the trading price of shares, the Borrower shall undertake every effort to provide share price protection mechanism and any other measures to ensure the benefits and interests of the Lender under the above scenarios.

(h)	The Borrower is not obliged to draw from the credit facility within this period, and A&B cannot force the Borrower to draw from the remaining USD$5.0 million facility.

(i)

Notwithstanding the foregoing, the Lender can withdraw such USD$5.0 million facility during the Draw Down Period through written notice to the Borrower under the following circumstances: (i) any Event of Default under this document occurs; (ii) the development including the clinical trials and the registration of the PoNS Device encounters material obstacle according to the opinion of general pharmaceutical investor familiar with relevant field.

(j)

Within the Draw Down Period, in the event the Borrower intends to draw down from the remaining USD$5.0 million facility, the Borrower shall give a written notice of its intention as well as its intended date (“Draw Down Date”) and concrete amount for drawing down (“Draw Down Notice”) at least five (5) trading days prior to the Draw Down Date. After receiving the Draw Down Notice, the Lender shall respond to the Borrower within three (3) trading days, after receiving the response the Borrower shall prepare relevant documents as well as complete relevant procedures necessary for the above issuance of New Shares and New Warrants.

10.	LEGEND

The Borrower is a U.S. “domestic issuer” under applicable U.S. securities laws and, as such, upon the original issuance therefore and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws. The Lender also acknowledges that any resale of the Shares and the Warrants (collectively referred to as the “Underlying Securities”) will be subject to resale restrictions required by the applicable Securities Laws. The certificates representing the Underlying Securities and all certificates issued in exchange therefore or in substitution thereof, shall bear one of the following legends:

The certificates representing the Underlying Securities issued outside the United States to non-U.S. Persons shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

All of the certificates representing the Underlying Securities issued shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [FOUR MONTHS PLUS ONE DAY FROM THE ISSUANCE DATE].”

11.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER

(a)

Due Incorporation, Qualification, etc. The Borrower is a company duly organized and validly existing in good standing under the laws of its place of incorporation and has full requisite corporate power and authority to own, lease and operate its properties and assets it now owns, leases and operates, and to carry on its business as presently conducted.

(b)

Authority. The execution, delivery and performance by the Borrower of the Note, and the consummation of the transactions contemplated hereby (i) are within the power of the Borrower and (ii) have been duly authorized by all necessary actions on the part of the Borrower.

(c)

Enforceability. Each document executed by the Borrower has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)

Non-Contravention. The execution, delivery and performance of and compliance with the Note by the Borrower do not and will not result in any violation of or conflict with the Corporate Constitution, or result in a material breach of, or constitute a material default under any material agreement to which the Borrower is a party or under which the Borrower’s properties or assets may be bound.

(e)

Approvals. No consent, approval, qualification, order or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of the Borrower is required in connection with the valid execution and delivery of this Agreement, or the consummation of the transactions contemplated hereunder.

(f)

Litigation and Compliance. Other than as disclosed appropriately to the Lender, there is no action, suit or proceeding by any Person pending or threatened, against the Borrower or, to the best knowledge of the Borrower, against any of their directors or officers in connection with the Borrower, before any Governmental Authority, except those, if determined adversely to the Borrower or any of their directors and executive officers, would not result in, individually or in the aggregate, a Material Adverse Effect. The Borrower is in compliance with all applicable laws in all material respects.

(g)

Absence of Changes. Since the date hereof, the Borrower with its affiliates has conducted its business in all material respects only in the ordinary course consistent with past practice and there has not been any event, occurrence, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events, occurrences, changes, violations, inaccuracies, circumstances or effects are inconsistent with the representations or warranties made by the Borrower in this Agreement) that is, or could reasonably be expected to be materially adverse to the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, properties, or results of operations of the Borrower and its affiliates taken as a whole (“Material Adverse Effect”).

(h)	Existing Indebtedness. The Borrower has no more than US$1.5 million of outstanding indebtedness, obligations and other liabilities, whether absolute, accrued, contingent, fixed or otherwise.

(i)

The Borrower covenants and agrees that: (a) it will at all times have authorized and reserved, free from pre-emptive rights, the Shares to provide for the exercise in full of the Lender’s Conversion Right; and,(b) the Shares that may be issued upon the exercise of the Conversion Right will, upon issuance, be validly issued, fully paid and non- assessable, and free from all transfer taxes, liens and charges with respect to the issue thereof.

12.	REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Borrower as follows:

(a)	the Lender has good and sufficient right and authority to enter into this Note on the terms and conditions set forth herein;

(b)	the Lender is not classified as an “insider” or an “associate” of an insider, as such terms are defined by the Securities Act (British Columbia);

(c)

the Lender is not registered under Canadian provincial or territorial securities legislation and is not engaged in the business of trading in securities or exchange contracts as a principal or agent, and does not hold himself out as engaging in the business of trading in securities or exchange contracts as a principal or agent.

13.	NEGATIVE COVENANTS

So long as the Note remains outstanding, the Borrower shall not, or shall cause any of its affiliates to, without the prior written consent of the Lender:

(a)

Indebtedness. Be indebted, for borrowed money or otherwise, or become liable for the obligation of any other party, except for the indebtedness of its affiliates under this Agreement or incurred during the ordinary course of business.

(b)	Liens. Create, incur, assume or permit to exist any Lien on any Borrower’s material assets or property,

(c)

Share Dividends, Splits. If the Borrower or any of its affiliates, at any time (A) shall pay a dividend or otherwise make a distribution or distributions on any securities (including instruments or securities convertible into or exchangeable for such shares) in shares of Common Stock, (B) subdivide outstanding common shares into a larger number of shares, (C) take any other activities such as consolidation of the Borrower or reclassification of its shares, which impact, or is likely to impact the interests of the Lender hereunder ,then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that the Lender shall be entitled to receive the number of common shares or other securities of the Lender which such Lender would have owned or have been entitled to receive after the occurrence of any of the events described above. Besides, if any such case occurs before the issuance of New Shares and New Warrants set forth in Section 9, the Lender can withdraw such USD$5.0 million facility during the Draw Down Period through written notice to the Borrower.

(d)

Loans/Investments. Make any loans or investments in excess of US$5 million, except accounts receivables, temporary advances to cover incidental expenses or otherwise in the ordinary course of business.

(e)

Equity Financing. In the event that the Borrower intends to make any equity financing prior to the potential USD$5.0 million facility as set forth in Section 9, the Borrower shall notify the Lender and both Parties shall negotiate in good faith.

14.	AFFIRMATIVE COVENANTS.

(a)

Notice of Litigation. So long as the Note remains outstanding, the Borrower shall provide to the Lender promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority against any of its affiliates that has an amount in controversy that exceeds US$400,000.

(b)

Registration of Shares. The Borrower undertakes to register the common shares it issued hereunder upon the request of the Lender as soon as possible within a timeline subject to the applicable laws and regulations.

(c)

Notice of Events of Defaults. So long as the Note remains outstanding, the Borrower shall provide to the Lender, as soon as possible and in any event within seven (7) Business Days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default (as defined in the Note), or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by any of its affiliates with respect thereto.

(d)	Use of proceeds. The Borrower agrees and undertakes that proceeds from the issuance of the Note shall be used for working capital purposes.

15.	REPLACEMENT OF THE NOTE.

Upon receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note, the Borrower, at the expense of the Lender requesting such replacement, will execute and deliver a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

16.	GOVERNING LAW

This Note is and will be deemed to be made in the State of New York and for all purposes be governed exclusively by and construed and enforced in accordance with the laws of New York applicable therein.

17.	CHARGES, TAXES AND EXPENSES

Issuance of certificates for Shares and Warrants (including New Shares and New Warrants, if applicable) upon the conversion of this Note shall be made without charge to the Lender hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Borrower.

18.	AMENDMENT

This Note may not be amended except in writing executed by each of the parties hereto.

19.	WAIVERS

The Borrower hereby waives presentment for payment, notice of dishonour, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

20.	SEVERABILITY

If a provision of this Note is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Note and, in its application at that time, this Note will be construed as if it had been executed without the unenforceable or invalid provision.

21.	ASSIGNMENT

The Borrower may not assign, delegate or otherwise transfer any of its obligations under this Note, whether by merger, consolidation or other business combination, without the prior written consent of the Lender. The Lender may assign all or any part of this Note without the consent of the Borrower.

22.	BINDING EFFECT

The Borrower represents and warrants that the execution and delivery by the Borrower of this Note are within the Borrower’s corporate power and authority and have been duly authorized by all necessary corporate actions. This Note will enure to the benefit of and be binding upon the respective legal representatives, successors and permitted assigns of the parties.

23.	LEGAL INDEPENDENCE FROM THE ASSET PURCHASE AGREEMENT

Both Parties agree that even this document is signed in conjunction with the Asset Purchase Agreement simultaneously; this document is totally independent from the Asset Purchase Agreement. It should not be construed as the performance of this document relies on the performance of the Asset Purchase Agreement, unless otherwise expressly stipulated in such document. Vice Versa,

IN WITNESS WHEREOF, the Borrower has made, executed and delivered this Note effective as of the day first above written.

HELIUS MEDICAL TECHNOLOGIES, INC.

Per:	/s/ Philippe Deschamps
Authorized Signatory

A&B (HK) Company Limited

Per:	/s/ Lam Kong
Authorized Signatory

SCHEDULE A
CONVERSION FORM

TO: HELIUS MEDICAL TECHNOLOGIES, INC.

All terms used herein but not defined shall have the meanings ascribed thereto in the Note.

Pursuant to Section 6 of the Note, the undersigned hereby irrevocably elects to convert the Principal Amount of $ ____________________ into ____________________ Shares at the Conversion Price, and additionally issue ____________________ Warrants in accordance with the terms of the Note, and directs that the Shares and Warrants issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

Shares and Warrants issued on conversion are to be issued, registered and delivered as follows:

Name:

(Address)	(City, Province, Postal Code, and Country)

DATED this ____ day of __________________________, 20 __.

By:

Per: